Exhibit 99.1

PRESS RELEASEFOR IMMEDIATE RELEASE

Omaha, Nebraska

February 26, 2020

CONTACT:   Jesse Coury

Chief Financial Officer

(855) 428-2951

America First Multifamily Investors, L.P. Reports Total Revenues of $15.4 Million in Fourth Quarter 2019

Omaha, Nebraska – On February 26, 2020, America First Multifamily Investors, L.P. (NASDAQ: ATAX) (the “Partnership” or “ATAX”) reported the following results:

As of and for the three months ended December 31, 2019:

•	Total revenues of approximately $15.4 million,
•	Net income, basic and diluted, of $0.16 per Beneficial Unit Certificate (“BUC”),
•	Cash Available for Distribution (“CAD”) of $0.18 per BUC,
•	Total assets of $1.0 billion, and
•	Total Mortgage Revenue Bond (“MRB”) investments of approximately $773.6 million.

For the year ended December 31, 2019:

•	Total revenues of approximately $62.3 million,
•	Net income, basic and diluted, of $0.42 per BUC, and
•	CAD of $0.57 per BUC.

In December 2019, Vantage at Boerne was sold by its managing member and ATAX’s equity investment was repaid. ATAX originally invested in this multifamily, market-rate project in October 2016. The sale of the 288-unit project resulted in:

•	Repayment, in full, of ATAX’s equity investment of approximately $7.4 million,
•	Recognition of approximately $1.2 million of additional investment income, and
•	Recognition of approximately $5.7 million as gain on sale of investment in an unconsolidated entity.

“The sale of Vantage at Boerne represents the fifth redemption of our investment in Vantage projects,” said Chad Daffer, Chief Executive Officer of ATAX.  “Our investments in Vantage projects continue to be an important component of ATAX’s investment strategy and has benefitted our Unitholders since its inception.”

In January 2020, the Partnership sold all of its PHC Certificate investments for approximately $43.3 million plus accrued interest. “This sale represents the completion of another component of our strategy to “fine tune” our balance sheet,” said Daffer.

In February 2020, the Partnership refinanced The 50/50 MF Property mortgage loan with its existing lender. The maturity date of the mortgage loan was extended seven years to April 2027 and the interest rate decreased to a fixed rate of 4.35%. “The refinancing of The 50/50 mortgage loan provides us with fixed-rate, long-term financing at an attractive interest rate,” said Daffer.

Disclosure Regarding Non-GAAP Measures

This report refers to Cash Available for Distribution (“CAD”), which is identified as a non-GAAP financial measure.   We believe CAD provides relevant information about our operations and is necessary, along with net income, for understanding our operating results.  Net income is the GAAP measure most comparable to CAD.  There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies.  Although we consider CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income that is calculated in accordance with GAAP, or any other measures of financial performance presented in accordance with GAAP.  See the table at the end of this press release for a reconciliation of our net income as determined in accordance with GAAP and our CAD for the periods set forth.

Earnings Webcast/ Conference Call

The Partnership will host a Webcast/Earnings Call for Unitholders on Thursday, February 27, 2020, at 4:30 p.m. Eastern Time, to discuss its Fourth Quarter 2019 results.  Participants can access the Fourth Quarter 2019 Earnings Conference Call in one of two ways:

•	Webcast link: https://edge.media-server.com/mmc/p/suabmwcc for registration on Thursday, February 27, 2020, approximately 30 minutes prior to the start of the earnings call, or

•

Participants may dial 1-855-854-0934, (International Participants may dial 1-720-634-2907), Conference ID# 9162835 ten minutes before the earnings call is scheduled to begin, to listen to the audio portion only.

Following completion of the earnings call, a recorded replay will be available on the Partnership’s Investor Relations website at www.ataxfund.com.

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018.  The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cash Available for Distribution (“CAD”)

The following table shows the calculation of CAD (and a reconciliation of the Partnership’s net income, as determined in accordance with GAAP, to CAD) for the years ended December 31, 2019 and 2018:

	For the Years Ended December 31,
	2019	2018
Net income	$30,492,151	$41,139,529
Change in fair value of derivatives and interest rate derivative Amortization	499,835	(724,579)
Depreciation and amortization expense	3,091,417	3,556,265
Impairment of securities	-	1,141,020
Impairment charge on real estate assets	75,000	150,000
Amortization of deferred financing costs	1,713,534	1,673,044
RUA compensation expense	3,636,091	1,822,525
Deferred income taxes	(149,874)	(242,235)
Redeemable Series A Preferred Unit distribution and accretion	(2,871,051)	(2,871,050)
Tier 2 Income distributable to the General Partner (1)	(2,018,202)	(2,062,118)
Bond purchase premium (discount) amortization (accretion), net of cash received	(80,524)	(14,633)
Total CAD	$34,388,377	$43,567,768

Weighted average number of BUCs outstanding, basic	60,551,775	60,028,120
Net income per BUC, basic	$0.42	$0.60
Total CAD per BUC, basic	$0.57	$0.73
Distributions declared, per BUC	$0.50	$0.50

(1)

As described in Note 3 to the Partnership’s consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the BUC holders and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

•

For the year ended December 31, 2019, we realized contingent interest of approximately $3.0 million on the redemption of the Vantage at Brooks, LLC property loan, a $10.5 million gain on sale related to the Partnership’s investment in Vantage at Panama City Beach, LLC and a $5.7 million gain on sale related to the Partnership’s investment in Vantage at Boerne, LLC.  These amounts are considered Tier 2 income up to a maximum amount allowed by the Partnership Agreement and are distributed 25% to the General Partner. Tier 2 income is limited to 0.9% per annum of the principal amount of the MRBs and other investments on a cumulative basis. This limit was reached during the year ended December 31, 2019. All income in excess of the limit is considered Tier 3 income that is allocated entirely to the BUCs. See Note 3 to the Partnership’s consolidated financial statements for additional information.

•

For the year ended December 31, 2018, we realized contingent interest of approximately $4.2 million on redemption of the Lake Forest MRB, contingent interest of approximately $5.1 million on redemption of the Vantage at New Braunfels, LLC property loan, a gain on sale of approximately $4.1 million related to the Jade Park MF Property, and a gain on sale of approximately $2.9 million related to the Partnership’s investment in Vantage at Corpus Christi, LLC. These amounts are considered Tier 2 income up to a maximum amount allowed by the Partnership Agreement and are distributed 25% to the General Partner. Tier 2 income is limited to 0.9% per annum of the principal amount of the MRBs and other investments on a cumulative basis. This limit was reached during the year ended December 31, 2018. All income in excess of the limit is considered Tier 3 income that is allocated entirely to the BUCs. See Note 3 to the Partnership’s consolidated financial statements for additional information.